Exhibit 99.1

Civista Bancshares, Inc. Announces Strong Earnings for 2015

Sandusky, Ohio, January 22, 2016 /PRNewswire/– Civista Bancshares, Inc. (NASDAQ:CIVB) (“Civista”) reported net income attributable to common shares of $2.8 million, or $0.29 per diluted share, for the fourth quarter of 2015, compared with $1.9 million, or $0.21 per diluted share, for the prior year period. For the twelve-month period ended December 31, 2015, Civista reported net income available to common shareholders of $11.2 million or $1.17 per diluted share, compared to $7.7 million, or $0.85 per diluted share, in the same period of 2014.

“We have increased our 2015 diluted earnings per share by 38%. We completed the acquisition of TCNB Financial Corp (“TCNB”) in the first quarter of the year. We have decreased our nonperforming assets 30%, increased our net interest income, slightly improved noninterest income, and reduced noninterest expenses as a percent of average assets” said James O. Miller, Chairman, President and CEO of Civista.

Results of Operations:

Net interest income for the fourth quarter of 2015 increased $1.4 million, or 13.1% and $5.5 million, or 13.2%, for the twelve months ended December 31 compared to the same periods of 2014. Tax equivalent net interest margin was 4.09% for the fourth quarter and 3.96% for the twelve months ended December 31, 2015. The increase in net interest income for the quarter and twelve months ended December 31, 2015 was due both to an increase in average loans outstanding as well as a decrease in cost of funds. Interest and fees on loans was also positively affected by the payoff of two of loans that had been on nonaccrual status for significant period of time, which contributed $268 thousand to the fourth quarter and $549 thousand for the year. Mr. Miller continued, “We have maintained a core net interest margin at approximately 4.00% while keeping our asset duration under two years.”

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)

	Three months ended December 31,
	2015			2014
	Average balance	Interest	Yield / rate	Average balance	Interest	Yield / rate
Assets
Loans	$996,861	$11,513	4.59%	$898,197	$10,182	4.50%
Securities	212,463	1,459	3.47%	211,955	1,439	3.39%
Interest-bearing deposits	9,473	4	0.17%	6,748	2	0.12%

Total interest earning assets	$1,218,797	$12,976	4.36%	$1,116,900	$11,623	4.26%

Liabilities
Int-bearing demand and savings	$542,255	$107	0.08%	$503,926	$97	0.08%
Time deposits	214,167	392	0.73%	223,498	455	0.81%
FHLB advances and other borrowings	111,481	316	1.13%	79,314	320	1.60%

Total interest-bearing liabilities	$867,903	$815	0.37%	$806,738	$872	0.43%

Noninterest-bearing deposits	$302,849			$260,382

Net interest income and interest rate spread		$12,161	3.99%		$10,751	3.83%
Net interest margin			4.09%			3.95%

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)

	Twelve months ended December 31,
	2015			2014
	Average balance	Interest	Yield / rate	Average balance	Interest	Yield / rate
Assets
Loans	$981,475	$44,784	4.57%	$874,432	$40,032	4.58%
Securities	211,436	5,815	3.46%	214,123	5,799	3.35%
Interest-bearing deposits	44,647	102	0.23%	53,829	139	0.26%

Total interest earning assets	$1,237,558	$50,701	4.23%	$1,142,384	$45,970	4.15%

Liabilities
Int-bearing demand and savings	$543,986	$422	0.08%	$501,408	$376	0.07%
Time deposits	223,099	1,665	0.75%	227,682	1,916	0.84%
FHLB advances and other borrowings	95,132	1,222	1.28%	83,058	1,812	2.18%

Total interest-bearing liabilities	$862,217	$3,309	0.38%	$812,148	$4,104	0.51%

Noninterest-bearing deposits	$340,360			$297,003

Net interest income and interest rate spread		$47,392	3.84%		$41,866	3.64%
Net interest margin			3.96%			3.79%

The provision for loan losses was $0 in the fourth quarter of 2015 and 2014, and $1.2 million and $1.5 million for the twelve months ended December 31, 2015 and 2014, respectively. The decrease in provision for loan losses for the twelve months of 2015 is due to improved asset quality.

During the quarter, noninterest income totaled $3.1 million, an increase of $288 thousand, or 10.1%, compared to the prior year’s fourth quarter. Year-to-date noninterest income increased $404 thousand, or 2.9%, when compared to year-to-date 2014.

Noninterest income
(dollars in thousands)	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014
Service charges	$1,221	$1,073	$4,708	$4,257
Net gain on sale of securities	(13)	(1)	(18)	113
Net gain on sale of loans	218	189	1,106	659
ATM fees	502	462	1,986	1,850
Trust fees	664	734	2,823	3,130
Tax refund processing fees	—	3	2,000	2,324
Other	554	398	1,673	1,541

Total noninterest income	$3,146	$2,858	$14,278	$13,874

Service charge income increased in both the three and twelve-month periods, primarily due to an increase in business service charges, as well as service charge fees instituted in our Dayton market since the acquisition of TCNB. Gain on sale of loans increased $29 thousand and $447 thousand in the three and twelve-month periods, respectively due to additional volume of loans sold as well as an increase in the premium on loans sold. Trust fees decreased $70 thousand and $307 thousand for the three and twelve-month periods, respectively, due to a decrease in trust assets. Tax refund processing fees were down $324 thousand, or 13.9% when compared to the twelve months of 2014, due to a change in the fee structure for 2015.

Noninterest expense totaled $10.7 million and $10.5 million for the three months ended December 31, 2015 and 2014, respectively. Year-to-date noninterest expense increased $1.4 million, or 3.4%, when compared to the twelve months of 2014.

Noninterest expense
(dollars in thousands)	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014
Salaries, Wages and benefits	$5,898	$5,632	$23,630	$22,293
Net occupancy and equipment	1,056	883	3,919	3,677
Contracted data processing	429	480	1,821	1,560
Professional services	745	523	2,461	1,855
Amortization of intangible assets	189	165	711	769
Marketing	197	377	1,039	1,604
Other	2,227	2,422	9,363	9,792

Total noninterest expense	$10,741	$10,482	$42,944	$41,550

Salaries, wages and benefits expense increased $266 thousand for the fourth quarter and $1.3 million for the twelve-month period ending December 31, 2015. The increase in salaries, wages and benefits expense was due to normal merit increases, the addition of TCNB employees, as well as a change to our 401k match expense. On January 1, 2015, the 401k plan was modified to a safe harbor plan which led to an increase in the company match. Contracted data processing and professional fees increased for the twelve-month period ended December 31, 2015 due to expenses related to the acquisition of TCNB. Overall acquisition related expenses included in the twelve months ended December 31, 2015 were approximately $374 thousand.

Mr. Miller continued, “We have discussed for some time that we have built a chassis that will accommodate growth. In 2015, a year in which we added three offices from an acquisition and a loan production office, our efficiency ratio decreased to 67.0% compared to 71.7% for 2014. Removing the acquisition related expenses for the year, our noninterest expenses only increased 2.5%.”

Balance Sheet

Total assets increased $101.4 million, or 8.4%, from December 31, 2014 to December 31, 2015. This was due primarily to the acquisition of TCNB, which closed on March 6, 2015. Total assets of TCNB prior to the merger were $97.4 million, including $76.8 million in loans.

Total Loans increased $86.6 million or 9.6% from December 31, 2014 to December 31, 2015. The increase in total loans is primarily due to the acquisition of TCNB which added $76.8 million in loans.

End of period loan balances
(dollars in thousands)
	December 31, 2015	December 31, 2014
Commercial and Agriculture	$124,402	$113,265
Commercial Real Estate - Owner Occupied	167,897	143,014
Commercial Real Estate - Non-owner Occupied	348,439	308,666
Residential Real Estate	236,338	214,537
Real Estate Construction	58,898	65,452
Farm Real Estate	46,993	53,973
Consumer and Other	18,560	15,950

Total Loans	$1,001,527	$914,857

Total deposits increased $83.1 million, or 8.6%, from December 31, 2014 to December 31, 2015. The increase in deposits was primarily due to the acquisition of TCNB, which included $86.9 million in deposits, partially offset by a decrease in time deposits.

End of period deposit balances
(dollars in thousands)
	December 31, 2015	December 31, 2014
Noninterest-bearing demand	$300,615	$250,701
Interest-bearing demand	176,303	179,388
Savings and money market	364,067	318,859
Time deposits	211,048	219,970

Total Deposits	$1,052,033	$968,918

Total shareholder’s equity increased $10.1 million, or 8.8%, from December 31, 2014 to December 31, 2015 primarily due to increased retained earnings of $9.6 million.

Asset Quality

Nonperforming assets at December 31, 2015 were $13.3 million, a $5.7 million decrease from December 31, 2014. Net charge-offs were $1.1 million for 2015 compared to $3.4 million for 2014.

Non-performing Assets
(dollars in thousands)
	December 31, 2015	December 31, 2014
Non-accrual loans	$9,890	$13,558
Restructured loans	3,294	4,928

Total non-performing loans	13,184	18,486
Other Real Estate Owned	116	560

Total non-performing assets	$13,300	$19,046

Mr. Miller continued, “Our Special Assets group continues to work toward reducing our non-performing assets. Non-performing assets have decreased 30% since December 2014 and 49% since December 2013.”

Civista Bancshares, Inc. is a $1.3 billion financial holding company headquartered in Sandusky, Ohio. The Company’s banking subsidiary, Civista Bank, operates 28 locations in North Central, West Central and Southwestern Ohio.

Civista Bancshares, Inc. may be accessed at www.civb.com. The Company’s common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”. The Company’s depositary shares, each representing a 1/40th ownership interest in a Series B Preferred Share, are traded on the NASDAQ Capital Market under the symbol “CIVBP”.

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Civista. For these statements, Civista claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Civista, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Civista’ reports filed with the Securities and Exchange Commission, including those described in “Item 1A Risk Factors” of Part I of Civista’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Civista does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

For additional information, contact:

James O. Miller

Chairman, President and CEO

Civista Bancshares, Inc.

888-645-4121

Civista Bancshares, Inc.

Financial Highlights

(dollars in thousands, except share amounts)

Consolidated Condensed Statement of Income

	Three Months Ended December 31, (unaudited)		Twelve Months Ended December 31, (unaudited)
	2015	2014	2015	2014
Interest income	12,976	11,623	50,701	45,970
Interest expense	815	872	3,309	4,104

Net interest income	12,161	10,751	47,392	41,866
Provision for loan losses	—	—	1,200	1,500

Net interest income after provision	12,161	10,751	46,192	40,366
Noninterest income	3,146	2,858	14,278	13,874
Noninterest expense	10,741	10,482	42,944	41,550

Income before taxes	4,566	3,127	17,526	12,690
Income tax expense	1,367	856	4,781	3,162

Net income	3,199	2,271	12,745	9,528
Preferred stock dividends	391	406	1,577	1,873

Net income available to common shareholders	2,808	1,865	11,168	7,655

Dividends per common share	$0.05	$0.05	$0.20	$0.19

Earnings per common share,
basic	$0.36	$0.24	$1.43	$0.99
diluted	$0.29	$0.21	$1.17	$0.85

Average shares outstanding,
basic	7,843,578	7,707,917	7,822,369	7,707,917
diluted	10,921,823	10,904,848	10,918,335	10,904,848

Selected financial ratios:
Return on average assets	0.97%	0.75%	0.95%	0.83%
Return on average equity	10.23%	7.72%	10.59%	8.34%
Dividend payout ratio	12.26%	16.97%	12.28%	15.37%
Net interest margin (tax equivalent)	4.09%	3.95%	3.96%	3.79%

Selected Balance Sheet Items

	December 31, 2015	December 31, 2014
	(unaudited)
Cash and due from financial institutions	$35,561	$29,858
Investment securities	196,249	197,905
Loans held for sale	2,698	2,410
Loans	1,001,527	914,857
Less allowance for loan losses	14,361	14,268

Net loans	987,166	900,589
Other securities	13,452	12,586
Fixed assets	16,944	14,400
Goodwill and other intangibles	29,504	23,745
Bank owned life insurance	20,104	19,637
Other assets	12,899	12,061

Total assets	$1,314,577	$1,213,191

Total deposits	$1,052,033	$968,918
Federal Home Loan Bank advances	71,200	65,200
Securities sold under agreements to repurchase	25,040	21,613
Subordinated debentures	29,427	29,427
Accrued expenses and other liabilities	10,806	12,124
Total shareholders’ equity	126,071	115,909

Total liabilities and shareholders’ equity	$1,314,577	$1,213,191

Shares outstanding at period end	7,843,578	7,707,917

Book value per share	$13.23	$12.04
Tangible book value per share	9.47	8.96
Equity to asset ratio	9.59%	9.55%

Selected asset quality ratios:
Allowance for loan losses to total loans	1.43%	1.56%
Non-performing assets to total assets	1.01%	1.57%
Allowance for loan losses to non-performing loans	108.93%	77.18%

Non-performing asset analysis
Nonaccrual loans	$9,890	$13,558
Troubled debt restructurings	3,294	4,928
Other real estate owned	116	560

Total	$13,300	$19,046

Average Balance Analysis

(Unaudited - Dollars in thousands except share data)

	Three Months Ended December 31,
	2015			2014
Assets:	Average balance	Interest	Yield/ rate *	Average balance	Interest	Yield/ rate *
Interest-earning assets:
Loans	$996,861	$11,513	4.59%	$898,197	$10,182	4.50%
Taxable securities	138,131	793	2.32%	145,169	833	2.31%
Non-taxable securities	74,332	666	5.62%	66,786	606	5.72%
Interest-bearing deposits in other banks	9,473	4	0.17%	6,748	2	0.12%

Total interest-earning assets	$1,218,797	12,976	4.36%	$1,116,900	11,623	4.26%

Noninterest-earning assets:
Cash and due from financial institutions	22,414			21,076
Premises and equipment, net	16,895			14,466
Accrued interest receivable	5,113			4,755
Intangible assets	29,622			23,839
Bank owned life insurance	20,028			19,561
Other assets	9,594			9,382
Less allowance for loan losses	(14,726)			(14,939)

Total Assets	$1,307,737			$1,195,040

Liabilities and Shareholders Equity:
Interest-bearing liabilities:
Demand and savings	$542,255	$107	0.08%	$503,926	$97	0.08%
Time	214,167	392	0.73%	223,498	455	0.81%
FHLB	59,289	116	0.78%	28,373	128	1.79%
Subordinated debentures	29,427	195	2.63%	29,427	187	2.52%
Repurchase Agreements	22,765	5	0.09%	21,514	5	0.09%

Total interest-bearing liabilities	$867,903	815	0.37%	$806,738	872	0.43%

Noninterest-bearing deposits	302,849			260,382
Other liabilities	12,950			11,225
Shareholders’ Equity	124,035			116,695

Total Liabilities and Shareholders’ Equity	$1,307,737			$1,195,040

Net interest income and interest rate spread		$12,161	3.99%		$10,751	3.83%

Net interest margin			4.09%			3.95%

*	- All yields and costs are presented on an annualized basis

Average Balance Analysis

(Unaudited - Dollars in thousands except share data)

	Twelve Months Ended December 31,
	2015			2014
Assets:	Average balance	Interest	Yield / rate *	Average balance	Interest	Yield / rate *
Interest-earning assets:
Loans	$981,475	$44,784	4.57%	$874,432	$40,032	4.58%
Taxable securities	139,762	3,232	2.31%	150,510	3,443	2.31%
Non-taxable securities	71,674	2,583	5.70%	63,613	2,356	5.80%
Interest-bearing deposits in other banks	44,647	102	0.23%	53,829	139	0.26%

Total interest-earning assets	$1,237,558	50,701	4.23%	$1,142,384	45,970	4.15%

Noninterest-earning assets:
Cash and due from financial institutions	34,616			35,784
Premises and equipment, net	16,081			15,262
Accrued interest receivable	4,476			4,242
Intangible assets	28,568			24,122
Bank owned life insurance	19,854			19,379
Other assets	10,181			9,133
Less allowance for loan losses	(14,689)			(15,900)

Total Assets	$1,336,645			$1,234,406

Liabilities and Shareholders Equity:
Interest-bearing liabilities:
Demand and savings	$543,986	$422	0.08%	$501,408	$376	0.07%
Time	223,099	1,665	0.75%	227,682	1,916	0.84%
FHLB	45,551	442	0.97%	33,831	1,015	3.00%
Federal funds purchased	68	—	0.00%	41	—	0.00%
Subordinated debentures	29,427	760	2.58%	29,427	777	2.64%
Repurchase Agreements	20,086	20	0.10%	19,759	20	0.10%

Total interest-bearing liabilities	$862,217	3,309	0.38%	$812,148	4,104	0.51%

Noninterest-bearing deposits	340,360			297,003
Other liabilities	13,715			10,989
Shareholders’ Equity	120,353			114,266

Total Liabilities and Shareholders’ Equity	$1,336,645			$1,234,406

Net interest income and interest rate spread		$47,392	3.84%		$41,866	3.64%

Net interest margin			3.96%			3.79%

*	- All yields and costs are presented on an annualized basis

Supplemental Financial Information

(Unaudited - Dollars in thousands except share data)

End of Period Balances	December 31, 2015	September 30, 2015	June30, 2015	March 31, 2015	December31, 2014
Assets
Cash and due from banks	$35,561	$33,619	$35,092	$142,339	$29,858
Securities available for sale	196,249	198,655	197,429	199,693	197,905
Loans held for sale	2,698	1,223	4,034	2,919	2,410
Loans	1,001,527	1,000,275	1,002,917	984,105	914,857
Allowance for loan losses	(14,361)	(14,760)	(14,707)	(14,315)	(14,268)

Net Loans	987,166	985,515	988,210	969,790	900,589
Other securities	13,452	13,324	13,261	13,400	12,586
Fixed assets	16,944	16,200	16,308	16,163	14,400
Goodwill and other intangibles	29,504	29,683	29,608	29,790	23,745
Bank owned life insurance	20,104	19,987	19,870	19,754	19,637
Other assets	12,899	15,125	13,460	13,391	12,061

Total Assets	$1,314,577	$1,313,331	$1,317,272	$1,407,239	$1,213,191

Liabilities
Total Deposits	$1,052,033	$1,055,959	$1,075,806	$1,197,316	$968,918
Federal Home Loan Bank advances	71,200	72,200	55,300	17,500	65,200
Securities sold under agreement to repurchase	25,040	20,887	17,460	21,488	21,613
Subordinated debentures	29,427	29,427	29,427	29,427	29,427
Accrued expenses and other liabilities	10,806	11,521	19,257	22,581	12,124

Total liabilities	1,188,506	1,189,994	1,197,250	1,288,312	1,097,282

Shareholders’ equity
Preferred shares, Series B	22,273	22,273	22,273	22,309	23,132
Common Stock	115,330	115,267	115,248	115,193	114,365
Accumulated earnings (deficit)	5,300	2,884	414	(1,924)	(4,306)
Treasury stock	(17,235)	(17,235)	(17,235)	(17,235)	(17,235)
Accumulated other comprehensive income (loss)	403	148	(678)	584	(47)

Total shareholders’ equity	126,071	123,337	120,022	118,927	115,909

Total liabilities and shareholders’ equity	$1,314,577	$1,313,331	$1,317,272	$1,407,239	$1,213,191

Quarterly Average Balances
Assets:
Earning assets	$1,218,797	$1,230,249	$1,246,731	$1,254,924	$1,116,900
Securities	212,463	210,209	211,553	211,521	211,955
Loans	996,861	1,009,372	991,487	927,105	898,197
Liabilities and shareholders’ equity
Total deposits	$1,059,271	$1,073,930	$1,133,432	$1,164,674	$987,806
Interest-bearing deposits	756,422	773,625	788,191	749,959	727,424
Interest-bearing liabilities	111,481	111,797	72,687	84,079	79,314
Total shareholders’ equity	124,035	121,057	119,212	117,021	116,695

Supplemental Financial Information

(Unaudited - Dollars in thousands except share data)

	Three Months Ended
Income statement	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Total interest income	$12,976	$13,223	$12,740	$11,762	$11,623
Total interest expense	815	821	824	847	872

Net interest income	12,161	12,402	11,916	10,915	10,751
Provision for loan losses	—	400	400	400	—
Noninterest income	3,146	3,076	3,652	4,402	2,858
Noninterest expense	10,741	10,666	10,933	10,603	10,482

Income before taxes	4,566	4,412	4,235	4,314	3,127
Income tax expense	1,367	1,159	1,113	1,143	857

Net income	3,199	3,253	3,122	3,171	2,270
Preferred stock dividends	391	391	391	404	406

Net income available to common shareholders	$2,808	$2,862	$2,731	$2,767	$1,864

Common stock dividend paid	$392	$392	$392	$385	$385

Per share data
Basic net income per common share	$0.36	$0.36	$0.35	$0.36	$0.23
Diluted net income per common share	0.29	0.30	0.29	0.29	0.21
Dividends per common share	0.05	0.05	0.05	0.05	0.05
Average common shares outstanding - basic	7,843,578	7,843,578	7,842,159	7,758,998	7,707,917
Average common shares outstanding - diluted	10,921,823	10,921,823	10,921,824	10,907,674	10,904,848

Asset quality
Allowance for loan losses, beginning of period	$14,760	$14,707	$14,315	$14,268	$15,445
Charge-offs	(525)	(634)	(305)	(585)	(1,341)
Recoveries	126	287	297	232	164
Provision	—	400	400	400	—

Allowance for loan losses, end of period	$14,361	$14,760	$14,707	$14,315	$14,268

Ratios
Allowance to total loans	1.43%	1.48%	1.47%	1.45%	1.56%
Allowance to nonperforming assets	107.98%	102.90%	86.33%	74.69%	74.91%
Allowance to nonperforming loans	108.93%	106.57%	88.80%	76.81%	77.18%

Nonperforming assets
Nonperforming loans	$13,184	$13,851	$16,562	$18,638	$18,486
Other real estate owned	116	494	474	528	560

Total nonperforming assets	$13,300	$14,345	$17,036	$19,166	$19,046

Capital and liquidity
Tier 1 leverage ratio	9.96%	9.68%	9.38%	8.91%	10.29%
Tier 1 risk-based capital ratio	12.78%	12.47%	12.20%	12.10%	13.44%
Total risk-based capital ratio	14.04%	13.72%	13.45%	13.35%	14.70%
Tangible common equity ratio	5.75%	5.56%	5.29%	4.79%	5.80%